Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts
Amended Annex A dated February 25, 2015 to the Management Agreement dated April 16, 2013 between the Trust and Goldman Sachs Asset Management, L.P. is incorporated herein by reference to Exhibit (d)(3) to Post-Effective Amendment No. 17 to the Trust’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 18, 2015 (Accession No. 0001193125-15-191165).
Amended Annex A dated May 12, 2015 to the Management Agreement dated April 16, 2013 between the Trust and Goldman Sachs Asset Management, L.P. is incorporated herein by reference to Exhibit (d)(3) to Post-Effective Amendment No. 20 to the Trust’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 15, 2015 (Accession No. 0001193125-15-223431).

August 25, 2015

21414859.1
DRAFT